News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III                   Maria Platsis
Executive Vice President                Senior Director of Corporate Development
Chief Administrative Officer            and Investor Relations
(609) 936-2481                          (609) 936-2333
jhenneman@Integra-LS.com                mplatsis@Integra-LS.com


                  Integra LifeSciences Names Maureen Bellantoni
                             Chief Financial Officer


Plainsboro, New Jersey / January 10, 2006 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) announced today that Maureen Blanchfield Bellantoni will join the Company as Executive Vice President and Chief Financial Officer, effective immediately. Ms. Bellantoni joins Integra with more than twenty years experience in finance, accounting and operations.

"We are delighted that Maureen has agreed to join Integra," said Stuart M. Essig, Integra's President and Chief Executive Officer, who is speaking at the 24th Annual JPMorgan Healthcare Conference. "Maureen will be focusing on all aspects of our financial organization. I look forward to working closely with Maureen as together we continue to build Integra through internal development and strategic acquisitions."


"Maureen brings with her a diverse background of experience which we expect to significantly strengthen our management team," said Keith Bradley, Chairman of Integra's Audit Committee. "With her strong financial and operations background, she will be a valuable asset to our Company as we continue to pursue our expansion strategy."

"Integra's commitment to growth and profitability in the medical technology industry is extremely impressive," said Ms. Bellantoni. "I am pleased to have the opportunity to make a contribution to Integra's success at such an important stage of its development."

David Holtz, currently Senior Vice President, Finance, will maintain his role of principal accounting officer as well as assume responsibility for worldwide shared services and planning and will report to Ms. Bellantoni. In this expanded role, Mr. Holtz will utilize his experience in planning and reporting to unify this critical worldwide function and to ensure that Integra's standards are directly aligned and support the Company's strategy.

Ms. Bellantoni has extensive experience in both finance and operations. She most recently served as Senior Vice President and Chief Financial Officer of CP Kelco, a global leader in the hydrocolloids market from 2003 through its sale to J.M. Huber. The business was owned by Lehman Brothers and J.M. Huber. From 2000 to 2002 Maureen served as Chief Financial Officer North America and Senior Vice President of Finance of Burger King where she managed the worldwide finance organization enabling the company to execute its business turnaround plan and its separation from parent company Diageo, plc. During 1999 to 2000 she served as Executive Vice President Finance for Rohn Industries Inc., a publicly traded telecommunications company.

From 1993 to 1998 she served at Sara Lee Corporation as President and Chief Operating Officer for their Bil Mar Foods division, Vice President, Finance and Chief Financial Officer for Sara Lee Meats, and Vice President, Finance and Chief Financial Officer for PYA/Monarch, Inc. At Sara Lee, Ms. Bellantoni oversaw division CFOs throughout the United States, Mexico and Europe, and was responsible for implementing rapid growth for her divisions, including designing aggressive growth plans and coordinating worldwide business and operational strategies.

From 1985 to 1993 Ms. Bellantoni was with Emerson Electric Company, as Vice President, Finance and Chief Financial Officer for their Automatic Switch Division and Vice President, Far East and Vice President, Finance and Chief Financial Officer for the Branson Ultrasonics Corporation.

From 1996 to 2000 she served as a Member of the Board of Directors, Audit Committee, and Compensation Committee of Michael Foods, Inc. Ms. Bellantoni received a Bachelor of Science Degree from the University of Bridgeport and a Master of Business Administration from the University of Connecticut.

Integra LifeSciences Holdings Corporation is a diversified medical technology company that develops, manufactures, and markets medical devices for use in a variety of applications. The primary applications for our products are neurosurgery, reconstructive surgery and general surgery. Integra is a leader in applying the principles of biotechnology to medical devices that improve patients' quality of life. Our corporate headquarters are in Plainsboro, New Jersey, and we have manufacturing and research facilities located throughout the world. We have approximately 1,300 employees. Please visit our website at (http://www.Integra-LS.com).

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. The economic, competitive, governmental, technological and other factors identified under the heading "Factors That May Affect Our Future Performance" included in the Business section of Integra's Annual Report on Form 10-K for the year ended December 31, 2004 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.


Source: Integra LifeSciences Holdings Corporation